Exhibit 23.5

TBPE REGISTERED ENGINEERING FIRM F-1580 633 17TH STREET SUITE 1700 DENVER, COLORADO 80202 TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in this registration statement on Form S-3ASR of Parsley Energy, Inc., of our report dated January 16, 2019, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of Jagged Peak Energy LLC as of December 31, 2018 and data extracted therefrom. We further consent to the reference to our firm under the heading “Experts” in this registration statement and the related prospectus.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

January 10, 2020

1100 LOUISIANA, SUITE 4600         HOUSTON, TEXAS 77002-5294         TEL (713) 651-9191         FAX (713) 651-0849

SUITE 800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9         TEL (403) 262-2799         FAX (403) 262-2790